77C Matters submitted to a vote of security holders

Columbia Funds
Columbia Funds Series Trust I

On September 16, 2005, a Special Meeting of the Shareholders of the Funds was held to approve the following items, as described in the Proxy Statement for the Meeting. The votes cast at the Meeting were as follows:



To elect Trustees:               For                       Withheld          Abstain
----------------------------- --------------------- --------------------- -------------------------
Douglas A. Hacker             729,961,178.029       17,598,618.970        16,733.298
----------------------------- --------------------- --------------------- -------------------------
----------------------------- --------------------- --------------------- -------------------------
Janet Langford Kelly          730,537,127.280       17,022,669.718        16,733.298
----------------------------- --------------------- --------------------- -------------------------
----------------------------- --------------------- --------------------- -------------------------
Richard W. Lowry              730,231,070.879       17,328,726.119        16,733.298
----------------------------- --------------------- --------------------- -------------------------
----------------------------- --------------------- --------------------- -------------------------
Charles R. Nelson             730,477,585.768       17,082,211.231        16,733.298
----------------------------- --------------------- --------------------- -------------------------
----------------------------- --------------------- --------------------- -------------------------
John J. Neuhauser             729,971,594.663       17,588,202.335        16,733.298
----------------------------- --------------------- --------------------- -------------------------
----------------------------- --------------------- --------------------- -------------------------
Patrick J. Simpson            730,465,170.049       17,094,626.950        16,733.298
----------------------------- --------------------- --------------------- -------------------------
----------------------------- --------------------- --------------------- -------------------------
Thomas E. Sitzel              730,129,571.138       17,430,225.860        16,733.298
----------------------------- --------------------- --------------------- -------------------------
----------------------------- --------------------- --------------------- -------------------------
Thomas C. Theobald            728,512,936.020       19,046,860.978        16,733.298
----------------------------- --------------------- --------------------- -------------------------
----------------------------- --------------------- --------------------- -------------------------
Anne-Lee Verville             730,105,620.600       17,454,176.398        16,733.298
----------------------------- --------------------- --------------------- -------------------------
----------------------------- --------------------- --------------------- -------------------------
Richard L. Woolworth          730,241,846.153       17,317,950.845        16,733.298
----------------------------- --------------------- --------------------- -------------------------
----------------------------- --------------------- --------------------- -------------------------
William E. Mayer              441,604,140.608       305,955,656.390       16,733.298
----------------------------- --------------------- --------------------- -------------------------

                  Shares of beneficial interest being a plurality of the shares represented at the Meeting.


Columbia High Yield Municipal Fund

On September 16, 2005, a Special Meeting of the Shareholders of the Fund was held to approve the following items, as described in the Proxy Statement for the Meeting. The votes cast at the Meeting were as follows:

Amend fundamental investment restrictions with respect to borrowing money, pledging assets, and issuing senior securities.

For:             366,360,445.376    Shares of beneficial interest being a
                                    majority of the shares represented at the
                                    meeting.
Against:        11,469,814.411      Shares of beneficial interest
Abstain:          4,572,744.507     Shares of beneficial interest

Amendment to fundamental investment restrictions with respect to making loans.

For:             366,711,816.375    Shares of beneficial interest being a
                                    majority of the shares represented at the
                                    meeting.
Against:        11,678,569.898      Shares of beneficial interest
Abstain:          4,012,618.022     Shares of beneficial interest

Amendment to fundamental investment restrictions with respect to diversification of investments.

For:             367,970,816.574    Shares of beneficial interest being a
                                    majority of the shares represented at the
                                    meeting.
Against:        10,754,886.925      Shares of beneficial interest
Abstain:          3,677,300.796     Shares of beneficial interest

Amendment to fundamental investment restrictions with respect to investments in commodities.

For:             366,473,340.414    Shares of beneficial interest being a
                                    majority of the shares represented at the
                                    meeting.
Against:        12,421,737.807      Shares of beneficial interest
Abstain:          3,507,926.074     Shares of beneficial interest

Amendment to fundamental investment restrictions with respect to investments in real estate.

For:             367,722,412.702    Shares of beneficial interest being a
                                    majority of the shares represented at the
                                    meeting.
Against:        10,654,892.783      Shares of beneficial interest
Abstain:          4,025,698.810     Shares of beneficial interest

Amendment to fundamental investment restrictions with respect to underwriting of securities.

For:             366,939,078.972    Shares of beneficial interest being a
                                    majority of the shares represented at the
                                    meeting.
Against:        11,513,004.540      Shares of beneficial interest
Abstain:          3,950,920.784     Shares of beneficial interest

Amendment to fundamental investment restrictions with respect to concentrating investments in an industry.

For:             367,430,347.520    Shares of beneficial interest being a
                                    majority of the shares represented at the
                                    meeting.
Against:        11,532,352.926      Shares of beneficial interest
Abstain:          3,440,303.849     Shares of beneficial interest

Columbia Managed Municipals Fund

On September 16, 2005, a Special Meeting of the Shareholders of the Fund was held to approve an Agreement and Plan of Reorganization, as described in the Prospectus/Proxy Statement for the Meeting. The votes cast at the Meeting were as follows:

For:             24,860,154.820     Shares of beneficial interest being a
                                    majority of the shares represented at the
                                    meeting.
Against:        1,991,590.498       Shares of beneficial interest
Abstain:        1,555,866.012       Shares of beneficial interest

77E Legal Proceedings

Columbia Funds
Columbia Funds Series Trust I

On February 9, 2005, Columbia Management Advisors, Inc. (which has since merged into Banc of America Capital Management, LLC (now named Columbia Management Advisors, LLC)) ("Columbia") and Columbia Funds Distributor, Inc. (which has been renamed Columbia Management Distributors, Inc.) (the "Distributor") (collectively, the "Columbia Group") entered into an Assurance of Discontinuance with the New York Attorney General ("NYAG") (the "NYAG Settlement") and consented to the entry of a cease-and-desist order by the Securities and Exchange Commission ("SEC") (the "SEC Order"). The SEC Order and the NYAG Settlement are referred to collectively as the "Settlements". The Settlements contain substantially the same terms and conditions as outlined in the agreements in principle which Columbia Group entered into with the SEC and NYAG in March 2004.

Under the terms of the SEC Order, the Columbia Group has agreed among other things, to: pay $70 million in disgorgement and $70 million in civil money penalties; cease and desist from violations of the antifraud provisions and certain other provisions of the federal securities laws; maintain certain compliance and ethics oversight structures; retain an independent consultant to review the Columbia Group's applicable supervisory, compliance, control and other policies and procedures; and retain an independent distribution consultant (see below). The Columbia Funds have also voluntarily undertaken to implement certain governance measures designed to maintain the independence of their boards of trustees. The NYAG Settlement also, among other things, requires Columbia and its affiliates to reduce certain Columbia Funds (including the former Nations Funds) and other mutual funds management fees collectively by $32 million per year for five years, for a projected total of $160 million in management fee reductions.

Pursuant to the procedures set forth in the SEC order, the $140 million in settlement amounts described above will be distributed in accordance with a distribution plan developed by an independent distribution consultant and agreed to by the staff of the SEC. The independent distribution consultant has been in consultation with the Staff, and he has submitted a draft proposed plan of distribution, but has not yet submitted a final proposed plan of distribution.

As a result of these matters or any adverse publicity or other developments resulting from them, there may be increased redemptions or reduced sales of fund shares, which could increase transaction costs or operating expenses, or have other adverse consequences for the funds.

A copy of the SEC Order is available on the SEC website at http://www.sec.gov. A copy of the NYAG Settlement is available as part of the Bank of America Corporation Form 8-K filing on February 10, 2005.

In connection with the events described in detail above, various parties have filed suit against certain funds, the Trustees of the Columbia Funds, FleetBoston Financial Corporation and its affiliated entities and/or Bank of America and its affiliated entities.

On February 20, 2004, the Judicial Panel on Multidistrict Litigation transferred these cases and cases against several other mutual fund companies based on similar allegations to the United States District Court in Maryland for consolidated or coordinated pretrial proceedings (the "MDL"). Subsequently, additional related cases were transferred to the MDL. On September 29, 2004, the plaintiffs in the MDL filed amended and consolidated complaints. One of these amended complaints is a putative class action that includes claims under the federal securities laws and state common law, and that names Columbia, the Distributor, the Trustees of the Columbia Funds, Bank of America Corporation and others as defendants. Another of the amended complaints is a derivative action purportedly on behalf of the Columbia Funds that asserts claims under federal securities laws and state common law.

On February 25, 2005, Columbia and other defendants filed motions to dismiss the claims in the pending cases. On November 3, 2005, the U.S. District Court for the District of Maryland dismissed the claims under the Securities Act of 1933, the claims under Sections 34(b) and 36(a) of the Investment Company Act of 1940
(ICA) and the state law claims against Columbia and others. The claims under Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 and Section 36(b) of the ICA were not dismissed.

On March 21, 2005 purported class action plaintiffs filed suit in Massachusetts state court alleging that the conduct, including market timing, entitles Class B shareholders in certain Columbia funds to an exemption from contingent deferred sales charges upon early redemption ("the CDSC Lawsuit"). The CDSC Lawsuit has been removed to federal court in Massachusetts and the federal Judicial Panel has transferred the CDSC Lawsuit to the MDL.

The MDL is ongoing. Accordingly, an estimate of the financial impact of this litigation on any fund, if any, cannot currently be made.

In 2004, certain Columbia funds, the Trustees of the Columbia Funds, advisers and affiliated entities were named as defendants in certain purported shareholder class and derivative actions making claims, including claims under the Investment Company and the Investment Advisers Acts of 1940 and state law. The suits allege, inter alia, that the fees and expenses paid by the funds are excessive and that the advisers and their affiliates inappropriately used fund assets to distribute the funds and for other improper purpose. On March 2, 2005, the actions were consolidated in the Massachusetts federal court as In re Columbia Entities Litigation. The plaintiffs filed a consolidated amended complaint on June 9, 2005. On November 30, 2005, the judge dismissed all claims by plaintiffs and ordered that the case be closed. The plaintiffs filed a notice of appeal on December 30, 2005 and this appeal is pending.


77O Transactions effected pursuant to Rule 10f-3

Columbia High Yield Municipal Fund

On August 18, 2005, Columbia High Yield Municipal Fund (Fund) purchased 1,580,000 par value of common stock notes of State of OR Hsg & Cmnty Serv Mult Fam (Securities) for a total purchase price of $1,580,000 from Merrill Lynch pursuant to a public offering in which Banc of America Securities acted as a participating underwriter. Banc of America Securities may be considered to be an affiliate of the Fund.

The following information was collected pursuant to Rule 10f-3 procedures adopted by the Fund's Trustees:

o The Fund's advisor, Columbia Management Advisors, LLC believed that the gross underwriting spread associated with the purchase of the Securities was reasonable and fair compared to the spreads in connection with similar underwritings of similar securities being sold during a comparable period of time;

o The Securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the Securities being offered;

o The issuer of the Securities has been in continuous operation for at least three years;

o The amount of Securities purchased did not exceed 25% of the amount of the offering;

o The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.

Along with Banc of America Securities, the following is a list of members of the underwriting syndicate for the aforementioned Securities: Goldman Sachs & Co.; Morgan Stanley; UBS: Bear Stearns & Co, Inc.: Credit Suisse First Boston Corp.; Deutsche Bank Securities Inc.; Stephens Inc.; Citigroup; SG Corporate & Investment Banking; Calyon Securities USA Inc.; Commerzbank AG; Key Capital Markets Inc.; RBS Greenwich Capital; Wells Fargo Securities; JP Morgan Securities; Wachovia Securities Inc.; BNP Paribas; Scotia Capital Inc.; Comerica Securities; Firtis Invesement Services; Harris Nesbitt; Hibernia Southcoast Capital; Keybanc Capital Markets; Allen & Co; Blaylock & Partners; Merrill Lynch & Co; Suntrust Robinson Humphrey


On August 18, 2005, Columbia High Yield Municipal Fund (Fund) purchased 175,000 par value of common stock notes of State of OR Hsg & Cmnty Serv Mult Fam (Securities) for a total purchase price of $175,000 from Citigroup Global Markets pursuant to a public offering in which Banc of America Securities acted as a participating underwriter. Banc of America Securities may be considered to be an affiliate of the Fund.

The following information was collected pursuant to Rule 10f-3 procedures adopted by the Fund's Trustees:

o The Fund's advisor, Columbia Management Advisors, LLC believed that the gross underwriting spread associated with the purchase of the Securities was reasonable and fair compared to the spreads in connection with similar underwritings of similar securities being sold during a comparable period of time;

o The Securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the Securities being offered;

o The issuer of the Securities has been in continuous operation for at least three years;

o The amount of Securities purchased did not exceed 25% of the amount of the offering;

o The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.

Along with Banc of America Securities, the following is a list of members of the underwriting syndicate for the aforementioned Securities: Goldman Sachs & Co.; Morgan Stanley; UBS: Bear Stearns & Co, Inc.: Credit Suisse First Boston Corp.; Deutsche Bank Securities Inc.; Stephens Inc.; Citigroup; SG Corporate & Investment Banking; Calyon Securities USA Inc.; Commerzbank AG; Key Capital Markets Inc.; RBS Greenwich Capital; Wells Fargo Securities; JP Morgan Securities; Wachovia Securities Inc.; BNP Paribas; Scotia Capital Inc.; Comerica Securities; Firtis Invesement Services; Harris Nesbitt; Hibernia Southcoast Capital; Keybanc Capital Markets; Allen & Co; Blaylock & Partners; Merrill Lynch & Co; Suntrust Robinson Humphrey


On August 18, 2005, Columbia High Yield Municipal Fund (Fund) purchased 60,000 par value of common stock notes of NY St Thruway Hwy & Bldg (Securities) for a total purchase price of $69,499.20 from Goldman Sachs pursuant to a public offering in which Banc of America Securities acted as a participating underwriter. Banc of America Securities may be considered to be an affiliate of the Fund.

The following information was collected pursuant to Rule 10f-3 procedures adopted by the Fund's Trustees:

o The Fund's advisor, Columbia Management Advisors, LLC believed that the gross underwriting spread associated with the purchase of the Securities was reasonable and fair compared to the spreads in connection with similar underwritings of similar securities being sold during a comparable period of time;

o The Securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the Securities being offered;

o The issuer of the Securities has been in continuous operation for at least three years;

o The amount of Securities purchased did not exceed 25% of the amount of the offering;

o The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.

Along with Banc of America Securities, the following is a list of members of the underwriting syndicate for the aforementioned Securities: Goldman Sachs & Co.; Morgan Stanley; UBS: Bear Stearns & Co, Inc.: Credit Suisse First Boston Corp.; Deutsche Bank Securities Inc.; Stephens Inc.; Citigroup; SG Corporate & Investment Banking; Calyon Securities USA Inc.; Commerzbank AG; Key Capital Markets Inc.; RBS Greenwich Capital; Wells Fargo Securities; JP Morgan Securities; Wachovia Securities Inc.; BNP Paribas; Scotia Capital Inc.; Comerica Securities; Firtis Invesement Services; Harris Nesbitt; Hibernia Southcoast Capital; Keybanc Capital Markets; Allen & Co; Blaylock & Partners; Merrill Lynch & Co; Suntrust Robinson Humphrey


On August 18, 2005, Columbia High Yield Municipal Fund (Fund) purchased 1,740,000 par value of common stock notes of NY St Thruway Hwy & Bldg (Securities) for a total purchase price of $2,015,476.80 from Citigroup Global Markets pursuant to a public offering in which Banc of America Securities acted as a participating underwriter. Banc of America Securities may be considered to be an affiliate of the Fund.

The following information was collected pursuant to Rule 10f-3 procedures adopted by the Fund's Trustees:

o The Fund's advisor, Columbia Management Advisors, LLC believed that the gross underwriting spread associated with the purchase of the Securities was reasonable and fair compared to the spreads in connection with similar underwritings of similar securities being sold during a comparable period of time;

o The Securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the Securities being offered;

o The issuer of the Securities has been in continuous operation for at least three years;

o The amount of Securities purchased did not exceed 25% of the amount of the offering;

o The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.

Along with Banc of America Securities, the following is a list of members of the underwriting syndicate for the aforementioned Securities: Goldman Sachs & Co.; Morgan Stanley; UBS: Bear Stearns & Co, Inc.: Credit Suisse First Boston Corp.; Deutsche Bank Securities Inc.; Stephens Inc.; Citigroup; SG Corporate & Investment Banking; Calyon Securities USA Inc.; Commerzbank AG; Key Capital Markets Inc.; RBS Greenwich Capital; Wells Fargo Securities; JP Morgan Securities; Wachovia Securities Inc.; BNP Paribas; Scotia Capital Inc.; Comerica Securities; Firtis Invesement Services; Harris Nesbitt; Hibernia Southcoast Capital; Keybanc Capital Markets; Allen & Co; Blaylock & Partners; Merrill Lynch & Co; Suntrust Robinson Humphrey


On August 18, 2005, Columbia High Yield Municipal Fund (Fund) purchased 510,000 par value of common stock notes of NY St Thruway Hwy & Bldg (Securities) for a total purchase price of $590,743.20 from Bear Stearns pursuant to a public offering in which Banc of America Securities acted as a participating underwriter. Banc of America Securities may be considered to be an affiliate of the Fund.

The following information was collected pursuant to Rule 10f-3 procedures adopted by the Fund's Trustees:

o The Fund's advisor, Columbia Management Advisors, LLC believed that the gross underwriting spread associated with the purchase of the Securities was reasonable and fair compared to the spreads in connection with similar underwritings of similar securities being sold during a comparable period of time;

o The Securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the Securities being offered;

o The issuer of the Securities has been in continuous operation for at least three years;

o The amount of Securities purchased did not exceed 25% of the amount of the offering;

o The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.

Along with Banc of America Securities, the following is a list of members of the underwriting syndicate for the aforementioned Securities: Goldman Sachs & Co.; Morgan Stanley; UBS: Bear Stearns & Co, Inc.: Credit Suisse First Boston Corp.; Deutsche Bank Securities Inc.; Stephens Inc.; Citigroup; SG Corporate & Investment Banking; Calyon Securities USA Inc.; Commerzbank AG; Key Capital Markets Inc.; RBS Greenwich Capital; Wells Fargo Securities; JP Morgan Securities; Wachovia Securities Inc.; BNP Paribas; Scotia Capital Inc.; Comerica Securities; Firtis Invesement Services; Harris Nesbitt; Hibernia Southcoast Capital; Keybanc Capital Markets; Allen & Co; Blaylock & Partners; Merrill Lynch & Co; Suntrust Robinson Humphrey


On August 24, 2005, Columbia High Yield Municipal Fund (Fund) purchased 900,000 par value of common stock notes of PA HFA Single Fam Mortg Rev Bd (Securities) for a total purchase price of $900,000 from UBS pursuant to a public offering in which Banc of America Securities acted as a participating underwriter. Banc of America Securities may be considered to be an affiliate of the Fund.

The following information was collected pursuant to Rule 10f-3 procedures adopted by the Fund's Trustees:

o The Fund's advisor, Columbia Management Advisors, LLC believed that the gross underwriting spread associated with the purchase of the Securities was reasonable and fair compared to the spreads in connection with similar underwritings of similar securities being sold during a comparable period of time;

o The Securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the Securities being offered;

o The issuer of the Securities has been in continuous operation for at least three years;

o The amount of Securities purchased did not exceed 25% of the amount of the offering;

o The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.

Along with Banc of America Securities, the following is a list of members of the underwriting syndicate for the aforementioned Securities: Goldman Sachs & Co.; Morgan Stanley; UBS: Bear Stearns & Co, Inc.: Credit Suisse First Boston Corp.; Deutsche Bank Securities Inc.; Stephens Inc.; Citigroup; SG Corporate & Investment Banking; Calyon Securities USA Inc.; Commerzbank AG; Key Capital Markets Inc.; RBS Greenwich Capital; Wells Fargo Securities; JP Morgan Securities; Wachovia Securities Inc.; BNP Paribas; Scotia Capital Inc.; Comerica Securities; Firtis Invesement Services; Harris Nesbitt; Hibernia Southcoast Capital; Keybanc Capital Markets; Allen & Co; Blaylock & Partners; Merrill Lynch & Co; Suntrust Robinson Humphrey

On August 24, 2005, Columbia High Yield Municipal Fund (Fund) purchased 75,000 par value of common stock notes of PA HFA Single Fam Mortg Rev Bd (Securities) for a total purchase price of $75,000 from Mesirow Financial pursuant to a public offering in which Banc of America Securities acted as a participating underwriter. Banc of America Securities may be considered to be an affiliate of the Fund.

The following information was collected pursuant to Rule 10f-3 procedures adopted by the Fund's Trustees:

o The Fund's advisor, Columbia Management Advisors, LLC believed that the gross underwriting spread associated with the purchase of the Securities was reasonable and fair compared to the spreads in connection with similar underwritings of similar securities being sold during a comparable period of time;

o The Securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the Securities being offered;

o The issuer of the Securities has been in continuous operation for at least three years;

o The amount of Securities purchased did not exceed 25% of the amount of the offering;

o The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.

Along with Banc of America Securities, the following is a list of members of the underwriting syndicate for the aforementioned Securities: Goldman Sachs & Co.; Morgan Stanley; UBS: Bear Stearns & Co, Inc.: Credit Suisse First Boston Corp.; Deutsche Bank Securities Inc.; Stephens Inc.; Citigroup; SG Corporate & Investment Banking; Calyon Securities USA Inc.; Commerzbank AG; Key Capital Markets Inc.; RBS Greenwich Capital; Wells Fargo Securities; JP Morgan Securities; Wachovia Securities Inc.; BNP Paribas; Scotia Capital Inc.; Comerica Securities; Firtis Invesement Services; Harris Nesbitt; Hibernia Southcoast Capital; Keybanc Capital Markets; Allen & Co; Blaylock & Partners; Merrill Lynch & Co; Suntrust Robinson Humphrey


On August 24, 2005, Columbia High Yield Municipal Fund (Fund) purchased 525,000 par value of common stock notes of PA HFA Single Fam Mortg Rev Bd (Securities) for a total purchase price of $525,000 from Chase Securities pursuant to a public offering in which Banc of America Securities acted as a participating underwriter. Banc of America Securities may be considered to be an affiliate of the Fund.

The following information was collected pursuant to Rule 10f-3 procedures adopted by the Fund's Trustees:

o The Fund's advisor, Columbia Management Advisors, LLC believed that the gross underwriting spread associated with the purchase of the Securities was reasonable and fair compared to the spreads in connection with similar underwritings of similar securities being sold during a comparable period of time;

o The Securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the Securities being offered;

o The issuer of the Securities has been in continuous operation for at least three years;

o The amount of Securities purchased did not exceed 25% of the amount of the offering;

o The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.

Along with Banc of America Securities, the following is a list of members of the underwriting syndicate for the aforementioned Securities: Goldman Sachs & Co.; Morgan Stanley; UBS: Bear Stearns & Co, Inc.: Credit Suisse First Boston Corp.; Deutsche Bank Securities Inc.; Stephens Inc.; Citigroup; SG Corporate & Investment Banking; Calyon Securities USA Inc.; Commerzbank AG; Key Capital Markets Inc.; RBS Greenwich Capital; Wells Fargo Securities; JP Morgan Securities; Wachovia Securities Inc.; BNP Paribas; Scotia Capital Inc.; Comerica Securities; Firtis Invesement Services; Harris Nesbitt; Hibernia Southcoast Capital; Keybanc Capital Markets; Allen & Co; Blaylock & Partners; Merrill Lynch & Co; Suntrust Robinson Humphrey


On November 18, 2005, Columbia High Yield Municipal Fund (Fund) purchased 1,500,000 par value of common stock notes of Iowa Tobacco (Securities) for a total purchase price of $1,454,655 from Citigroup Global Markets pursuant to a public offering in which Banc of America Securities acted as a participating underwriter. Banc of America Securities may be considered to be an affiliate of the Fund.

The following information was collected pursuant to Rule 10f-3 procedures adopted by the Fund's Trustees:

o The Fund's advisor, Columbia Management Advisors, LLC believed that the gross underwriting spread associated with the purchase of the Securities was reasonable and fair compared to the spreads in connection with similar underwritings of similar securities being sold during a comparable period of time;

o The Securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the Securities being offered;

o The issuer of the Securities has been in continuous operation for at least three years;

o The amount of Securities purchased did not exceed 25% of the amount of the offering;

o The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.

Along with Banc of America Securities, the following is a list of members of the underwriting syndicate for the aforementioned Securities: Goldman Sachs & Co.; Morgan Stanley; UBS: Bear Stearns & Co, Inc.: Credit Suisse First Boston Corp.; Deutsche Bank Securities Inc.; Stephens Inc.; Citigroup; SG Corporate & Investment Banking; Calyon Securities USA Inc.; Commerzbank AG; Key Capital Markets Inc.; RBS Greenwich Capital; Wells Fargo Securities; JP Morgan Securities; Wachovia Securities Inc.; BNP Paribas; Scotia Capital Inc.; Comerica Securities; Firtis Invesement Services; Harris Nesbitt; Hibernia Southcoast Capital; Keybanc Capital Markets; Allen & Co; Blaylock & Partners; Merrill Lynch & Co; Suntrust Robinson Humphrey


On November 18, 2005, Columbia High Yield Municipal Fund (Fund) purchased 900,000 par value of common stock notes of Iowa Tobacco (Securities) for a total purchase price of $872,793 from Jeffries & Co. pursuant to a public offering in which Banc of America Securities acted as a participating underwriter. Banc of America Securities may be considered to be an affiliate of the Fund.

The following information was collected pursuant to Rule 10f-3 procedures adopted by the Fund's Trustees:

o The Fund's advisor, Columbia Management Advisors, LLC believed that the gross underwriting spread associated with the purchase of the Securities was reasonable and fair compared to the spreads in connection with similar underwritings of similar securities being sold during a comparable period of time;

o The Securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the Securities being offered;

o The issuer of the Securities has been in continuous operation for at least three years;

o The amount of Securities purchased did not exceed 25% of the amount of the offering;

o The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.

Along with Banc of America Securities, the following is a list of members of the underwriting syndicate for the aforementioned Securities: Goldman Sachs & Co.; Morgan Stanley; UBS: Bear Stearns & Co, Inc.: Credit Suisse First Boston Corp.; Deutsche Bank Securities Inc.; Stephens Inc.; Citigroup; SG Corporate & Investment Banking; Calyon Securities USA Inc.; Commerzbank AG; Key Capital Markets Inc.; RBS Greenwich Capital; Wells Fargo Securities; JP Morgan Securities; Wachovia Securities Inc.; BNP Paribas; Scotia Capital Inc.; Comerica Securities; Firtis Invesement Services; Harris Nesbitt; Hibernia Southcoast Capital; Keybanc Capital Markets; Allen & Co; Blaylock & Partners; Merrill Lynch & Co; Suntrust Robinson Humphrey

On November 18, 2005, Columbia High Yield Municipal Fund (Fund) purchased 600,000 par value of common stock notes of Iowa Tobacco (Securities) for a total purchase price of $581,862 from Morgan Keegan & Co. pursuant to a public offering in which Banc of America Securities acted as a participating underwriter. Banc of America Securities may be considered to be an affiliate of the Fund.

The following information was collected pursuant to Rule 10f-3 procedures adopted by the Fund's Trustees:

o The Fund's advisor, Columbia Management Advisors, LLC believed that the gross underwriting spread associated with the purchase of the Securities was reasonable and fair compared to the spreads in connection with similar underwritings of similar securities being sold during a comparable period of time;

o The Securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the Securities being offered;

o The issuer of the Securities has been in continuous operation for at least three years;

o The amount of Securities purchased did not exceed 25% of the amount of the offering;

o The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.

Along with Banc of America Securities, the following is a list of members of the underwriting syndicate for the aforementioned Securities: Goldman Sachs & Co.; Morgan Stanley; UBS: Bear Stearns & Co, Inc.: Credit Suisse First Boston Corp.; Deutsche Bank Securities Inc.; Stephens Inc.; Citigroup; SG Corporate & Investment Banking; Calyon Securities USA Inc.; Commerzbank AG; Key Capital Markets Inc.; RBS Greenwich Capital; Wells Fargo Securities; JP Morgan Securities; Wachovia Securities Inc.; BNP Paribas; Scotia Capital Inc.; Comerica Securities; Firtis Invesement Services; Harris Nesbitt; Hibernia Southcoast Capital; Keybanc Capital Markets; Allen & Co; Blaylock & Partners; Merrill Lynch & Co; Suntrust Robinson Humphrey